Exhibit 99.1

Dolby Laboratories Reports Second Quarter Fiscal 2010 Results

SAN FRANCISCO--(BUSINESS WIRE)--April 29, 2010--Dolby Laboratories, Inc. (NYSE:DLB) today announced the Company's financial results for its second quarter of fiscal 2010.

For the second quarter, Dolby reported total revenue of $243.4 million, compared to $204.1 million for the second quarter of fiscal 2009, an increase of 19 percent.

Second quarter GAAP net income was $85.9 million, or $0.74 per diluted share, compared to $69.5 million, or $0.60 per diluted share, for the second quarter of fiscal 2009. On a non-GAAP basis, second quarter net income was $93.1 million, or $0.80 per diluted share, compared to $76.1 million, or $0.66 per diluted share, for the second quarter of fiscal 2009. Dolby’s non-GAAP measures exclude expenses related to stock-based compensation, the amortization of intangibles from business combinations, restructuring charges, a gain from an amended patent licensing agreement, and the related tax impact of these items.

“We had a strong second quarter,” said Kevin Yeaman, President and Chief Executive Officer, Dolby Laboratories. “We continued to benefit from the inclusion of our technologies in many of the world’s most popular entertainment devices while making significant progress in our mobile initiative. This week Nokia announced that it will begin adopting Dolby Digital Plus in certain handset models.”

Financial Targets

For fiscal 2010, Dolby is now targeting revenue of $865 million to $895 million, total gross margin of approximately 86 percent on a GAAP basis, and 87 percent on a non-GAAP basis. In addition, Dolby is now targeting fiscal 2010 operating expenses of $350 million to $362 million on a GAAP basis and $315 million to $325 million on a non-GAAP basis, and a tax rate of approximately 35 percent on a GAAP basis and non-GAAP basis. Dolby’s non-GAAP targets exclude expenses related to stock-based compensation, the amortization of intangibles from business combinations, restructuring charges, and the related tax impact of these items.

These targets lead to a fiscal 2010 diluted earnings per share target range of $2.23 to $2.32 on a GAAP basis and $2.47 to $2.57 on a non-GAAP basis.

The Company's Conference Call Information

Members of Dolby management will lead a conference call open to all interested parties to discuss Dolby Laboratories’ fiscal second quarter 2010 financial results at 2:00 p.m. PT, 5:00 p.m. ET on April 29, 2010.

Access to the teleconference will be available over the Internet at http://investor.dolby.com/medialist.cfm or by phone by dialing 888-206-4836. International callers can access the conference call by dialing 913-312-0834.

A replay of the call will be available beginning at 5:00 p.m. PT on April 29, 2010 until 9:00 p.m. PT on May 6, 2010 by dialing 888-203-1112 (international callers can access the replay by dialing 719-457-0820) and entering the confirmation code 4516208. An archived version of the teleconference will also be available on www.dolby.com.

Non-GAAP Financial Information

To supplement Dolby’s financial statements presented on a GAAP basis, Dolby provides non-GAAP financial measures of gross margin, operating expense, tax rate, and diluted earnings per share. These measures are adjusted to exclude the charges and expenses discussed above. Dolby presents such non-GAAP financial measures in reporting its financial results to provide investors with an additional tool to evaluate Dolby’s operating results in a manner that focuses on what Dolby’s management believes to be its ongoing business operations. Dolby’s management believes it is useful for itself and investors to review, as applicable, both GAAP information that includes the impact of stock-based compensation expense, amortization of acquired intangible assets through business combinations, restructuring charges, a gain from an amended patent licensing agreement, and the related tax impact of all of these items on the provision for income taxes, and the non-GAAP measures that exclude such information in order to assess the performance of Dolby’s business for planning and forecasting in subsequent periods. Dolby’s management does not itself, nor does it suggest that investors should, consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Whenever Dolby uses such a non-GAAP financial measure, it provides a reconciliation of the non-GAAP financial measure to the most closely applicable GAAP financial measure. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measure as detailed above. Investors are also encouraged to review Dolby’s GAAP financial statements as reported in its SEC filings. A reconciliation between GAAP and non-GAAP financial measures is provided at the end of this press release and on our investor relations website at http://investor.dolby.com/medialist.cfm.

Forward-Looking Statements

Certain statements in this press release, including statements relating to Dolby's expectations regarding revenue, gross margin, operating expense, tax rate, and diluted earnings per share for fiscal 2010, the progress Dolby is making in its markets, the continued adoption of Dolby technologies, and the benefits that may be derived from them are “forward-looking statements” that are subject to risks and uncertainties. These forward-looking statements are based on management’s current expectations, and as a result of certain risks and uncertainties actual results may differ materially from those projected. The following important factors, without limitation, could cause actual results to differ materially from those in the forward-looking statements: risks associated with the effects of macroeconomic conditions; risks associated with trends in the markets in which Dolby operates, including the DVD and Blu-ray Disc™, broadcast, personal computer, consumer electronics, gaming, mobile, and automobile markets; pricing pressures; the timing of Dolby's receipt of royalty reports and/or payments from its licensees; Dolby’s accuracy of calculation of royalties due to its licensors; Dolby’s ability to develop, maintain, and strengthen relationships with industry participants; Dolby’s ability to develop and deliver innovative technologies in response to new and growing markets in the entertainment industry; competitive risks; risks associated with conducting business in China and other countries that have historically limited recognition and enforcement of intellectual property and contractual rights; risks associated with the health of the motion picture industry generally; the development and growth of the market for digital cinema and digital 3D and Dolby’s ability to successfully penetrate this market; Dolby’s ability to expand its business generally, and to expand its business beyond sound technologies to other technologies related to digital entertainment delivery, by acquiring and successfully integrating businesses or technologies; and other risks detailed in Dolby’s Securities and Exchange Commission filings and reports, including the risks identified under the section captioned “Risk Factors” in its most recent Quarterly Report on Form 10-Q. Dolby disclaims any obligation to update information contained in these forward-looking statements whether as a result of new information, future events, or otherwise.

About Dolby Laboratories

Dolby Laboratories (NYSE:DLB) is the global leader in technologies that are essential elements in the best entertainment experiences. Founded in 1965 and best known for high-quality audio and surround sound, Dolby creates innovations that enrich entertainment at the movies, at home, or on the go. Visit www.dolby.com for more information.

Dolby and the double-D symbol are registered trademarks of Dolby Laboratories. Blu-ray Disc is a trademark of Blu-ray Disc Association. S10/22798 DLB-F

DOLBY LABORATORIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Fiscal Quarter Ended		Fiscal Year-to-Date Ended

	March 27, 2009	March 26, 2010	March 27, 2009	March 26, 2010
	(unaudited)
	(in thousands, except per share amounts)
Revenue:
Licensing	$159,879	$195,944	$313,935	$361,719
Products	36,008	39,839	53,954	87,496
Services	8,237	7,638	16,493	15,422
Total revenue	204,124	243,421	384,382	464,637

Cost of revenue:
Cost of licensing	4,613	5,537	7,861	9,563
Cost of products (1)	24,275	20,622	33,634	48,706
Cost of services (1)	3,094	3,464	6,300	7,147
Gain from amended patent licensing agreement	-	-	(20,041)	-
Total cost of revenue	31,982	29,623	27,754	65,416
Gross margin	172,142	213,798	356,628	399,221
Operating expenses:
Research and development (1)	20,302	25,248	38,960	48,048
Sales and marketing (1)	20,073	26,724	44,560	57,108
General and administrative (1)	24,389	29,630	50,389	57,512
Restructuring charges, net	1,866	118	2,734	303
Total operating expenses	66,630	81,720	136,643	162,971
Operating income	105,512	132,078	219,985	236,250
Other income, net	2,707	1,851	5,194	4,058
Income before provision for income taxes	108,219	133,929	225,179	240,308
Provision for income taxes	(38,430)	(47,610)	(77,053)	(84,496)
Net income including controlling interest	69,789	86,319	148,126	155,812
Less: net income attributable to controlling interest	(338)	(421)	(580)	(828)
Net income attributable to Dolby Laboratories, Inc.	$69,451	$85,898	$147,546	$154,984

Earnings per share attributable to Dolby Laboratories, Inc. (basic)	$0.62	$0.75	$1.31	$1.36
Earnings per share attributable to Dolby Laboratories, Inc. (diluted)	$0.60	$0.74	$1.28	$1.34

Weighted-average shares outstanding (basic)	112,852	113,985	112,730	114,035
Weighted-average shares outstanding (diluted)	115,059	115,995	114,981	116,065

(1) Stock-based compensation included above was classified as follows:
Cost of products	$222	$101	$378	$179
Cost of services	29	38	56	63
Research and development	1,168	1,548	2,341	2,744
Sales and marketing	1,488	2,217	2,740	3,949
General and administrative	1,933	3,258	3,905	5,936

DOLBY LABORATORIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

	September 25, 2009	March 26, 2010
	(unaudited)
	(in thousands)
ASSETS
Current assets:
Cash and cash equivalents	$451,678	$417,349
Short-term investments	283,808	382,097
Accounts receivable, net	22,981	44,427
Inventories	12,975	10,446
Deferred taxes	83,438	92,851
Prepaid expenses and other current assets	45,958	27,864
Total current assets	900,838	975,034
Long-term investments	205,938	249,633
Property, plant, and equipment, net	92,178	100,880
Intangible assets, net	82,035	72,297
Goodwill	261,121	259,514
Deferred taxes	23,755	26,606
Other non-current assets	15,450	15,496
Total assets	$1,581,315	$1,699,460

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$113,822	$120,279
Income taxes payable	3,934	24,489
Current portion of long-term debt	1,624	1,647
Deferred revenue	37,204	17,290
Total current liabilities	156,584	163,705
Long-term debt, net of current portion	5,825	4,880
Long-term deferred revenue	10,759	11,095
Deferred taxes	13,573	12,919
Other non-current liabilities	31,469	32,470
Total liabilities	218,210	225,069
Stockholders' equity:
Class A common stock	53	53
Class B common stock	60	60
Additional paid-in capital	478,979	439,328
Retained earnings	852,475	1,007,459
Accumulated other comprehensive income	9,541	5,568
Total stockholders' equity - Dolby Laboratories, Inc.	1,341,108	1,452,468
Controlling interest	21,997	21,923
Total stockholders' equity	1,363,105	1,474,391
Total liabilities and stockholders' equity	$1,581,315	$1,699,460

DOLBY LABORATORIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Fiscal Quarter Ended		Fiscal Year-to-Date Ended

	March 27, 2009	March 26, 2010	March 27, 2009	March 26, 2010
	(unaudited)
	(in thousands)
Operating activities:
Net income including controlling interest	$69,789	$86,319	$148,126	$155,812
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	8,066	9,588	14,585	17,394
Stock-based compensation expense	4,649	7,111	9,180	12,438
Amortization of premium on investments	1,291	2,110	2,265	3,978
Excess tax benefit from exercise of stock options	(691)	(5,631)	(1,483)	(10,284)
Provision for doubtful accounts	531	(97)	1,382	(208)
Deferred taxes	10,039	(4,801)	16,957	(10,430)
Unrealized losses/(gains) on Put Rights	(2,614)	1,452	(9,220)	2,751
Unrealized losses/(gains) on auction rate certificates	2,600	(1,607)	10,622	(2,914)
Gain from amended patent licensing agreement	-	-	(20,041)	-
Other non-cash items affecting net income	(363)	178	(1,189)	766
Changes in operating assets and liabilities:
Accounts receivable	(22,442)	(1,047)	(21,217)	(21,447)
Inventories	(1,322)	(1,073)	(3,710)	2,417
Prepaid expenses and other assets	9,752	6,336	7,693	13,263
Accounts payable and accrued liabilities	(9,119)	(1,728)	(15,575)	6,731
Income taxes, net	(22,867)	(1,279)	1,268	33,512
Deferred revenue	(13,174)	(10,042)	(6,972)	(19,538)
Other liabilities	(1,482)	229	(2,604)	241
Net cash provided by operating activities	32,643	86,018	130,067	184,482
Investing activities:
Purchases of available-for-sale securities	(98,452)	(111,820)	(195,253)	(376,733)
Proceeds from sale of available-for-sale securities	36,936	97,914	53,986	232,698
Purchases of property, plant, and equipment	(2,556)	(7,445)	(3,552)	(18,064)
Purchases of intangible assets	-	-	(8,321)	(125)
Other	-	171	-	171
Net cash used in investing activities	(64,072)	(21,180)	(153,140)	(162,053)
Financing activities:
Payments on debt	(366)	(392)	(734)	(790)
Proceeds from exercise of stock options	1,826	11,821	3,161	19,158
Issuance of Class A common stock (ESPP)	-	-	1,635	1,921
Repurchase of common stock	-	(67,463)	-	(83,124)
Excess tax benefit from exercise of stock options	691	5,631	1,483	10,284
Net cash provided by/(used in) financing activities	2,151	(50,403)	5,545	(52,551)
Effect of foreign exchange rate changes on cash and cash equivalents	(628)	(3,324)	(4,705)	(4,207)
Net increase/(decrease) in cash and cash equivalents	(29,906)	11,111	(22,233)	(34,329)
Cash and cash equivalents at beginning of period	402,434	406,238	394,761	451,678
Cash and cash equivalents at end of period	$372,528	$417,349	$372,528	$417,349

GAAP to Non-GAAP Reconciliations
(In millions, except per share data)

The following tables show the Company’s second quarter of fiscal years 2009 and 2010 GAAP financial measures reconcilied to non-GAAP financial measures included in this release:

Net income:	Fiscal Quarter Ended
	March 27, 2009	March 26, 2010

GAAP net income	$69	$86
Stock-based compensation	5	7
Amortization of acquired intangibles	4	4
Restructuring charges, net	2	0
Income tax adjustments	(4)	(4)
Non-GAAP net income	$76	$93

Diluted earnings per share:	Fiscal Quarter Ended
	March 27, 2009	March 26, 2010

GAAP diluted earnings per share	$0.60	$0.74
Stock-based compensation	0.04	0.06
Amortization of acquired intangibles	0.03	0.04
Restructuring charges, net	0.02	0.00
Income tax adjustments	(0.03)	(0.04)
Non-GAAP diluted earnings per share	$0.66	$0.80

Shares used in computing diluted earnings per share	115	116

The following tables show the Company’s fiscal year 2010 GAAP financial targets reconciled to non-GAAP financial targets included in this release:

Gross margin:	Fiscal Year
	2010

GAAP gross margin	86%
Stock-based compensation	0%
Amortization of acquired intangibles	1%
Non-GAAP gross margin	87%

Operating expenses:	Fiscal Year 2010
	Low	High

GAAP operating expenses	$350	$362
Stock-based compensation	(31)	(32)
Amortization of acquired intangibles	(4)	(5)
Restructuring charges, net	(0)	(0)
Non-GAAP operating expenses	$315	$325

Diluted earnings per share:	Fiscal Year 2010
	Low	High

GAAP diluted earnings per share	$2.23	$2.32
Stock-based compensation	0.27	0.28
Amortization of acquired intangibles	0.10	0.11
Restructuring charges, net	0.00	0.00
Income tax adjustments	(0.13)	(0.14)
Non-GAAP diluted earnings per share	$2.47	$2.57

Shares used in computing diluted earnings per share	116	116

CONTACT:
Dolby Laboratories
Investor Contact:
Alex Hughes, 415-645-4572
investor@dolby.com
or
Media Contact:
Sean Durkin, 415-645-5176
news@dolby.com